Exhibit 99.1

News Release

Ashland reports preliminary financial results for fourth quarter of fiscal 2018 at upper end of previous guidance; Provides fiscal 2019 financial outlook

•	Specialty Ingredients sales, margins, adjusted earnings and cost discipline drove strong results in the quarter
•	Company captures targeted $20 million in annualized run-rate[1] savings by end of September quarter as part of EBITDA margin acceleration plan

COVINGTON, KENTUCKY, November 6, 2018 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary2 financial results for the fourth quarter of fiscal 2018:

•	Sales grew 9 percent year-over-year to $956 million;
•	Reported net income was $9 million, or $0.15 per diluted share, compared to a loss of $58 million, or $0.92 per diluted share, last year;
•	Reported income from continuing operations was $11 million, or $0.17 per diluted share, compared to a loss from continuing operations of $53 million, or $0.84 per diluted share, a year ago;
•	Adjusted income from continuing operations was $62 million, or $0.97 per diluted share, compared to $50 million, or $0.78 per diluted share, last year; and
•	Adjusted EBITDA was $179 million, up 11 percent from the year-ago period.

“The Ashland team finished fiscal 2018 on a high note as we delivered strong overall sales and earnings growth and demonstrated great progress on our path toward becoming a premier specialty chemicals company,” said William A. Wulfsohn, Ashland chairman and chief executive officer.

“Our Specialty Ingredients team produced another quarter of strong organic growth, as sales rose 6 percent, driven by strong customer demand and differentiated product mix. In addition, the actions we have taken to improve asset utilization and increase production volume resulted in favorable absorption. The Specialty Ingredients team also demonstrated good cost discipline, with SG&A expenses as a percentage of sales declining nearly 230 basis points compared to prior year. Together this led to a 51 percent increase in Specialty Ingredients’ operating income, and a 24 percent increase in Specialty Ingredients’ adjusted operating income. Adjusted EBITDA climbed 13 percent, to $160 million. Adjusted EBITDA margin rose 160 basis points year over year, to 25.2 percent, the highest level in six years. Meanwhile, the Composites and Intermediates and Solvents (I&S) teams capped strong years for sales and earnings with solid results in the fourth quarter.”

He continued: “Ashland has a clear strategy to drive strong sales and earnings growth, and our performance in fiscal 2018 shows that we are delivering on the financial commitments we outlined to investors 18 months ago. For the full year, Ashland generated 15 percent sales growth, with double-digit increases across all three operating segments. This growth is being driven by specific actions we have taken to sustain and grow Ashland’s premium mix while also improving our competitiveness. Adjusted earnings per share climbed 47 percent. Operating income margin within Specialty Ingredients was 12.7 percent, up 220 basis points from the previous year. Adjusted EBITDA margin within Specialty Ingredients was 23.2 percent, up 100 basis points from the previous year. We expect continued improvement in fiscal 2019 and beyond as we realize the benefits from the EBITDA margin acceleration program and become a pure-play specialty chemicals company following an anticipated divestiture of our Composites business and butanediol (BDO) manufacturing facility in Marl, Germany.”

Update on EBITDA Margin Acceleration Plan

In early May, Ashland announced a program to accelerate EBITDA margin growth by creating a leaner, more cost competitive company with improved operating efficiency, faster decision making and a stronger customer focus. Under this program, Ashland intends to eliminate a total of $120 million of existing allocated costs, direct expenses within Specialty Ingredients SG&A, and facility-related costs as follows:

•	Approximately $70 million of costs allocated to the Composites business and to the Marl BDO facility are expected to be offset or eliminated through transfers and reductions.
•

Approximately $50 million of costs are expected to be eliminated to drive improved profitability in Specialty Ingredients and accelerate achievement of its adjusted EBITDA margin target of 25-27 percent.

“Our teams have made good progress in executing on the initial phase of actions, as we met our expectation for capturing $20 million in annualized run-rate savings by the end of September,” Wulfsohn said. “We have now completed the redesign plan and are on track to achieve our target of $50 million in total run-rate savings by the end of the current quarter, and $120 million in total run-rate savings by end of calendar 2019.”

Reportable Segment Performance and Outlook

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5 of this news release. In addition, free cash flow and adjusted operating income are reconciled in Table 7 and adjusted diluted earnings per share is reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments on page 5 of this news release.

Specialty Ingredients

•	Sales increased 6 percent, to $636 million, driven by strong customer demand and improved product mix. Currency reduced sales by 1 percentage point in the period.
•

Pharma continued its double-digit growth, up 11 percent, driven by recently added excipient capacity and new products. In Personal Care, while sales were flat compared to the prior year, gross profit margin and profitability improved. Construction/Energy/Performance Specialties gained 16 percent, helping drive better absorption. Nutrition sales rose 9 percent, Adhesives climbed 7 percent and Pharmachem rose 6 percent.

•	The team maintained good cost discipline while driving sales growth. SG&A, as a percentage of sales, declined nearly 230 basis points compared to the prior year.
•	Adjusted EBITDA rose 13 percent, to $160 million, and adjusted EBITDA margin grew 160 basis points, to 25.2 percent.

Composites

•	Sales climbed 8 percent, to $237 million, with growth led by a strong quarter in North America.
•	The team succeeded in capturing price over raw-material cost inflation.
•	Adjusted EBITDA was $20 million.

Intermediates & Solvents

•	Sales increased 32 percent, to $83 million, driven by strong operational performance and the ninth consecutive quarter of price increases amid healthy global demand for butanediol and derivatives.
•	Adjusted EBITDA in the quarter was $15 million, versus $10 million a year ago.

Balance Sheet and Cash Flow

•	Total debt was $2.5 billion.
•	Net debt was $2.2 billion.
•

During the quarter, cash provided by operating activities from continuing operations totaled $214 million compared to $142 million in the prior-year period. For the full year, cash provided by operating activities from continuing operations totaled $344 million, compared to $273 million in fiscal 2017.

•

Free cash flow was $131 million compared to $69 million in the prior-year quarter. These figures include $2 million in restructuring payments in the fourth quarter of fiscal 2018, and $3 million in the year-ago period. For the full year, free cash flow was $159 million, including $39 million in restructuring payments.

Outlook

Although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

The company issued its financial outlook for fiscal 2019 as shown in the table below. This outlook is provided on a current-operations basis, and an update will be provided following a Composites/Marl divestiture announcement.

FY2019 Outlook
Adjusted EBITDA
-Specialty Ingredients	$610 - $635 million
-Composites	$95 - $105 million
-Intermediates & Solvents	$55 - $65 million
-Unallocated and other	($40 - $50 million)

Key Operating Metrics
-Adjusted diluted earnings per share (EPS)	$4.20 - $4.40*
-Free cash flow	~$230 million**

Corporate Items
-Depreciation & amortization	~$285 million
-Interest expense	$115 - $125 million
-Effective tax rate	15 - 17%
-Capital expenditures	~$200 million
-Diluted share count	~64 million

*For fiscal 2018, earnings from continuing operations was $1.66 per diluted share and adjusted earnings from continuing operations was $3.58 per diluted share.

** Includes estimated $40 million in restructuring payments

For the first quarter of fiscal 2019, Ashland expects adjusted earnings in the range of $0.55-$0.65 per diluted share, compared to $0.42 in the prior-year period. This outlook assumes an effective tax rate of 16 percent in the first quarter of fiscal 2019, versus 18 percent in the prior-year period.

"In summary, our outlook for fiscal 2019 reflects continued progress toward the long-term financial targets shared at our Investor Day last year. This includes mid-single-digit growth in Specialty Ingredients’ adjusted EBITDA plus $20 million of savings from the ongoing cost reduction program. Together, the actions we have taken to improve our business are driving strong earnings growth while also positioning Ashland to fulfill our vision of becoming the premier specialty chemicals company," Wulfsohn said.

For additional information on Ashland’s fourth-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast

Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9 a.m. EST Wednesday, November 7, 2018. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 8 and page 17 of the slide presentation accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 8 and page 17 of the slide presentation accompanying this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, the statements under “Update  on EBITDA Margin Acceleration Plan,” “Reportable Segment Performance and Outlook,” “Outlook,” Ashland’s assessment on its progress towards becoming a premier specialty chemicals company and its expectations regarding its ability to drive sales and earnings growth, realize further cost reductions and complete the anticipated divestiture of its Composites business and Marl BDO facility.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

Important Information

In connection with the forthcoming solicitation of proxies from stockholders in respect of Ashland’s 2019 Annual Meeting of Stockholders, Ashland will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of [white]  proxy card.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

Certain Information Regarding Participants

Ashland, its directors and certain of its executive officers, including William A. Wulfsohn, Brendan Cummins,

William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Mark C. Rohr,

Janice J. Teal, Michael J. Ward and Kathleen Wilson-Thompson, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s Annual Report on Form 10-K for the year ended September 30, 2017, which was filed with the SEC on November 20, 2017, and its proxy statement for the 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 6, 2017. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Ashland’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement when it is filed by Ashland with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.

1Run-rate savings are cost savings that have been achieved and will be realized in future periods

2Financial results are preliminary until Ashland’s Form 10-K is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:Media Relations:

Seth A. MrozekGary Rhodes

+1 (859) 815-3527+1 (859) 815-3047

samrozek@ashland.com glrhodes@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017

Sales	$956	$880	$3,743	$3,260
Cost of sales	675	635	2,668	2,363
GROSS PROFIT	281	245	1,075	897
Selling, general and administrative expense	235	180	771	675
Research and development expense	21	22	85	83
Equity and other income (loss)	2	(1)	8	7
OPERATING INCOME	27	42	227	146
Net interest and other financing expense	29	31	122	234
Other net periodic benefit income (costs)	12	(8)	13	(4)
Net loss on acquisitions and divestitures	-	-	(4)	(6)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	10	3	114	(98)
Income tax expense (benefit)	(1)	56	9	7
INCOME (LOSS) FROM CONTINUING OPERATIONS	11	(53)	105	(105)
Income (loss) from discontinued operations (net of taxes)	(2)	(5)	9	133
NET INCOME (LOSS)	9	(58)	114	28
Net income attributable to noncontrolling interest	-	-	-	27
NET INCOME (LOSS) ATTRIBUTABLE TO ASHLAND	$9	$(58)	$114	$1

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.17	$(0.84)	$1.66	$(1.69)
Income (loss) from discontinued operations attributable to Ashland	(0.02)	(0.08)	0.13	1.70
Net income (loss) attributable to Ashland	$0.15	$(0.92)	$1.79	$0.01

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	64	63	64	62

SALES
Specialty Ingredients	$636	$598	$2,470	$2,216
Composites	237	219	942	779
Intermediates and Solvents	83	63	331	265
	$956	$880	$3,743	$3,260

OPERATING INCOME (LOSS)
Specialty Ingredients	$92	$61	$314	$233
Composites	14	17	73	67
Intermediates and Solvents	9	(4)	31	(12)
Unallocated and other	(88)	(32)	(191)	(142)
	$27	$42	$227	$146
(a)

As a result of the loss from continuing operations, the effect of the share-based awards convertible to common shares would be anti-dilutive.  In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$294	$566
Accounts receivable	681	612
Inventories	663	634
Other assets	74	91
Total current assets	1,712	1,903

Noncurrent assets
Property, plant and equipment
Cost	3,847	3,762
Accumulated depreciation	1,948	1,792
Net property, plant and equipment	1,899	1,970

Goodwill	2,449	2,465
Intangibles	1,225	1,319
Restricted investments	312	302
Asbestos insurance receivable	179	209
Deferred income taxes	28	28
Other assets	448	422
Total noncurrent assets	6,540	6,715

Total assets	$8,252	$8,618

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$254	$235
Trade and other payables	483	409
Accrued expenses and other liabilities	338	324
Total current liabilities	1,075	968

Noncurrent liabilities
Long-term debt	2,275	2,584
Asbestos litigation reserve	612	694
Deferred income taxes	279	375
Employee benefit obligations	179	191
Other liabilities	426	400
Total noncurrent liabilities	3,771	4,244

Stockholders' equity	3,406	3,406

Total liabilities and stockholders' equity	$8,252	$8,618

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$9	$(58)	$114	$28
Loss (income) from discontinued operations (net of taxes)	2	5	(9)	(133)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	76	83	312	301
Original issue discount and debt issuance cost amortization	2	2	9	109
Deferred income taxes	(103)	(25)	(106)	(30)
Equity income from affiliates	(1)	-	(1)	-
Distributions from equity affiliates	-	-	1	1
Stock based compensation expense	7	6	28	20
Excess tax benefit on stock based compensation	-	-	4	3
Loss on early retirement of debt	-	-	-	9
Realized gains and investment income on available-for-sale securities	(4)	(2)	(14)	(11)
Net loss on acquisitions and divestitures	-	-	1	4
Impairments	16	-	16	-
Pension contributions	(1)	(1)	(9)	(7)
Loss (gain) on pension and other postretirement plan remeasurements	(12)	8	(12)	6
Change in operating assets and liabilities (a)	223	124	10	(27)
Total cash provided by operating activities from continuing operations	214	142	344	273
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(83)	(73)	(185)	(199)
Proceeds from disposal of property, plant and equipment	3	-	4	5
Purchase of operations - net of cash acquired	-	-	(11)	(680)
Proceeds from sale of operations or equity investments	5	14	6	18
Life insurance payments	-	-	(37)	-
Net purchase of funds restricted for specific transactions	-	-	(10)	(2)
Reimbursements from restricted investments	8	8	33	27
Proceeds from sales of available-for-sale securities	8	-	26	19
Purchases of available-for-sale securities	(8)	-	(26)	(19)
Proceeds from the settlement of derivative instruments	-	-	1	5
Payments for the settlement of derivative instruments	-	-	(3)	(3)
Total cash used by investing activities from continuing operations	(67)	(51)	(202)	(829)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	-	-	1,100
Repayment of long-term debt	(176)	(1)	(311)	(915)
Premium on long-term debt repayment	-	-	-	(17)
Proceeds from short-term debt	172	6	15	75
Debt issuance costs	-	-	(2)	(15)
Cash dividends paid	(16)	(14)	(60)	(77)
Stock based compensation employee withholding taxes paid in cash	(1)	(2)	(10)	(15)
Total cash provided (used) by financing activities from continuing operations	(21)	(11)	(368)	136
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	126	80	(226)	(420)
Cash provided (used) by discontinued operations
Operating cash flows	(12)	(13)	(47)	110
Investing cash flows	-	3	-	(290)
Financing cash flows	-	-	-	(17)
Effect of currency exchange rate changes on cash and cash equivalents	(2)	4	1	(5)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	112	74	(272)	(622)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	182	492	566	1,017
Change in cash and cash equivalents held by Valvoline	-	-	-	171
CASH AND CASH EQUIVALENTS - END OF PERIOD	$294	$566	$294	$566

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$64	$66	$252	$243
Composites	6	6	22	22
Intermediates and Solvents	6	7	30	31
Unallocated and other	-	4	8	5
	$76	$83	$312	$301
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$62	$53	$138	$148
Composites	12	9	24	26
Intermediates and Solvents	4	3	9	10
Unallocated and other	5	8	14	15
	$83	$73	$185	$199
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries INFORMATION BY INDUSTRY SEGMENT (In millions - preliminary and unaudited)	Table 4

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
SPECIALTY INGREDIENTS
Sales per shipping day	$10.1	$9.5	$9.8	$8.8
Metric tons sold (thousands)	84.6	80.5	324.7	317.2
Gross profit as a percent of sales (a)	35.1%	33.5%	33.8%	32.7%
COMPOSITES
Sales per shipping day	$3.8	$3.5	$3.7	$3.1
Metric tons sold (thousands)	94.7	94.8	382.2	346.4
Gross profit as a percent of sales (a)	17.5%	18.8%	18.8%	19.8%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$1.3	$1.0	$1.3	$1.1
Metric tons sold (thousands)	35.1	27.2	140.6	137.0
Gross profit as a percent of sales (a)	19.6%	5.5%	18.6%	6.5%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 5

	Three months ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2018	2017
Net income (loss)	$9	$(58)
Income tax expense (benefit)	(1)	56
Net interest and other financing expense	29	31
Depreciation and amortization (a)	75	77
EBITDA	112	106
Loss from discontinued operations (net of taxes)	2	5
Loss (gain) on pension and other postretirement plan remeasurements	(12)	8
Operating key items (see Table 6)	77	42
Adjusted EBITDA	$179	$161

Adjusted EBITDA - Specialty Ingredients
Operating income	$92	$61
Add:
Depreciation and amortization (a)	63	63
Operating key items (see Table 6)	5	17
Adjusted EBITDA	$160	$141

Adjusted EBITDA - Composites
Operating income	$14	$17
Add:
Depreciation and amortization	6	6
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$20	$23

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$9	$(4)
Add:
Depreciation and amortization	6	7
Operating key items (see Table 6)	-	7
Adjusted EBITDA	$15	$10

(a)

Depreciation and amortization excludes accelerated depreciation of $1 million and $3 million for Specialty Ingredients for the three months ended September 30, 2018 and 2017, respectively, and $3 million for Unallocated and other for the three months ended September 30, 2017, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 6

	Three Months Ended September 30, 2018
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(3)	$-	$-	$(53)	$(56)
Asset impairments	(2)	-	-	(14)	(16)
Tax indemnity expense	-	-	-	(5)	(5)
All other operating income (loss)	97	14	9	(16)	104
Operating income (loss)	92	14	9	(88)	27

NET INTEREST AND OTHER FINANCING EXPENSE				29	29

OTHER NET PERIODIC BENEFIT INCOME
Key items				(12)	(12)
All other net periodic benefit income				-	-

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(11)	(11)
Tax specific key items (b)				(3)	(3)
All other income tax expense				13	13
				(1)	(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$92	$14	$9	$(104)	$11

	Three Months Ended September 30, 2017
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(5)	$-	$-	$(18)	$(23)
Unplanned plant shutdowns	(6)	-	(7)	-	(13)
Inventory fair value adjustment	(6)	-	-	-	(6)
All other operating income (loss)	78	17	3	(14)	84
Operating income (loss)	61	17	(4)	(32)	42

NET INTEREST AND OTHER FINANCING EXPENSE				31	31

OTHER NET PERIODIC BENEFIT COSTS
Key items				8	8
All other net periodic benefit costs				-	-

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)				(18)	(18)
Tax specific key items (b)				71	71
All other income tax expense				3	3
				56	56
INCOME (LOSS) FROM CONTINUING OPERATIONS	$61	$17	$(4)	$(127)	$(53)

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries Table 7 RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
Free cash flows (a)	2018	2017	2018	2017
Total cash flows provided by operating activities from continuing operations	$214	$142	$344	$273
Adjustments:
Additions to property, plant and equipment	(83)	(73)	(185)	(199)
Free cash flows	$131	$69	$159	$74

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended		Year ended
	September 30		September 30
Adjusted operating income	2018	2017	2018	2017
Operating income (as reported)	$27	$42	$227	$146
Key items, before tax:
Restructuring, separation and other costs	56	23	99	106
Asset impairments	16	-	16	-
Tax indemnity expense	5	-	5	-
Environmental reserve adjustments	-	-	44	9
Legal settlement/reserve	-	-	(5)	5
Unplanned plant shutdowns	-	13	-	13
Inventory fair value adjustment	-	6	-	7
Adjusted operating income (non-GAAP)	$104	$84	$386	$286

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
Income (loss) from continuing operations (as reported)	$11	$(53)	$105	$(105)
Key items, before tax:
Restructuring, separation and other costs	56	23	99	106
Asset impairments	16	-	16	-
Tax indemnity expense	5	-	5	-
Loss (gain) on pension and other postretirement plan remeasurements	(12)	8	(12)	6
Environmental reserve adjustments	-	-	44	9
Legal settlement/reserve	-	-	(5)	5
Unplanned plant shutdowns	-	13	-	13
Inventory fair value adjustment	-	6	-	7
Debt refinancing costs	-	-	1	112
Net loss on acquisitions and divestitures	-	-	2	6
Key items, before tax	65	50	150	264
Tax effect of key items (a)	(11)	(18)	(33)	(88)
Key items, after tax	54	32	117	176
Tax specific key items:
Deferred tax rate changes	(9)	-	(139)	-
One-time transition tax	(15)	-	128	-
Uncertain tax positions	(26)	-	(26)	-
Restructuring and separation activity	36	5	36	17
Other tax reform	11	-	11	-
Valuation allowances	-	(21)	(4)	(21)
Foreign dividends	-	87	-	87
Tax specific key items (b)	(3)	71	6	83
Total key items	51	103	123	259
Adjusted income from continuing operations (non-GAAP)	$62	$50	$228	$154

	Three months ended		Year ended
	September 30		September 30
	2018	2017	2018	2017
Diluted EPS from continuing operations (as reported)	$0.17	$(0.84)	$1.66	$(1.69)
Key items, before tax:
Restructuring, separation and other costs	0.88	0.35	1.56	1.70
Asset impairments	0.25	-	0.25	-
Tax indemnity expense	0.08	-	0.08	-
Loss (gain) on pension and other postretirement plan remeasurements	(0.20)	0.13	(0.20)	0.09
Environmental reserve adjustments	-	-	0.68	0.15
Legal settlement/reserve	-	-	(0.07)	0.07
Unplanned plant shutdowns	-	0.21	-	0.21
Inventory fair value adjustment	-	0.09	-	0.11
Debt refinancing costs	-	-	0.02	1.78
Net loss on acquisitions and divestitures	-	-	0.04	0.09
Key items, before tax	1.01	0.78	2.36	4.20
Tax effect of key items (a)	(0.18)	(0.29)	(0.52)	(1.40)
Key items, after tax	0.83	0.49	1.84	2.80
Tax specific key items:
Deferred tax rate changes	(0.22)	-	(2.19)	-
One-time transition tax	(0.14)	-	2.00	-
Uncertain tax positions	(0.40)	-	(0.40)	-
Restructuring and separation activity	0.56	0.08	0.56	0.28
Other tax reform	0.17	-	0.17	-
Valuation allowances	-	(0.32)	(0.06)	(0.33)
Foreign dividends	-	1.37	-	1.38
Tax specific key items (b)	(0.03)	1.13	0.08	1.33
Total key items	0.80	1.62	1.92	4.13
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.97	$0.78	$3.58	$2.44

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions enacted during 2018.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act during 2018.

-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities during 2018.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities during 2018 and the separation of Valvoline during 2017.  These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-

Other tax reform:  Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2018. These adjustments include the impact from the deductibility of compensation items and miscellaneous state tax items.

-	Valuation allowances: Includes the impact from net operating loss and foreign tax credit valuation allowances during 2018 and 2017.
-

Foreign dividends: Includes the impact from a significant deemed dividend inclusion in the U.S. during 2017. This deemed dividend transaction allowed Ashland to utilize foreign tax credit carryforwards which may have otherwise expired. This transaction was driven in part by projected changes to Ashland’s business and tax profile as a result of the Valvoline separation.